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NAUTICA ENTERPRISES, INC.

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Nautica Enterprises, Inc. (Nasdaq: NAUT) Management Presentation

Agenda Commitment to Building Long-Term Shareholder Value Situation Analysis Our Strategy Barington Proxy The Right Team on the Right Track

Commitment to Building Long-Term Shareholder Value Board and Management Committed To Building Long-Term Shareholder Value Three-Phased Strategy For Transforming Our Company Phase I: Maximizing Operational Efficiencies (FY 2002/FY 2003) Phase II: Rationalizing Business For Improved Performance (FY 2003/ FY 2004) Phase III: Initiatives for Enhancing Shareholder Value (FY 2004/ FY 2005) ~Our strong Balance Sheet provides a range of opportunities to enhance value~

Situation Analysis Strengths and Advantages The Nautica brand enjoys sterling reputation and global strength Worldwide sales of Nautica branded products up 7.6% FY 2001-03 Approximately $2 billion in sales (at retail value, including Nautica branded products licensed by the Company) New labels offer additional channels for growth and diversification at higher gross margins Earl Jean John Varvatos Highly efficient operations Strong and long term relationships with retail partners

Earnings Per Share (EPS) Analysis EPS impact over past three years result of: Difficult retail environment for traditional menswear collection brands in department stores Investments made in new businesses Operational initiatives FY 2004 1Q Earnings to be reported on July 9, 2003 Comfortable with EPS guidance for Q1 Fiscal Year Projected FY 2004 Actual FY 2003 Actual FY 2002 Actual FY 2001 Diluted EPS after Special Charges $0.82 - 0.87 $0.60 $0.50 $1.39 Special Charges $0.13 $0.30 $0.26 ---- Diluted EPS excluding Special Charges $0.95 - 1.00 $0.90 $0.76 $1.39

Situation Analysis Successes and Challenges Recent successes from capital deployed Nautica Men's Jeans Invested $31.0 million to launch in Fall 1999 At the end of FY 2004 projected cumulative EBITDA to be over $50.0 million Earl Jean - acquired April 30, 2001 Invested $45.0 million in cash, plus 1.1 million shares valued at $16.50 with additional consideration of up to $21.0 million over 10 years if performance standards are met At the end of FY 2004 projected cumulative EBITDA to be over $10.0 million Retail Outlet stores Projected to generate over $30 million in EBITDA for FY 2004

Situation Analysis Successes and Challenges CHALLENGES WITH STRATEGIES IN PLACE Nautica Men's Sportswear Nautica Women's Jeans John Varvatos CHALLENGES ADRESSED Nautica Europe Rockefeller Plaza Store Nautica Women's Jeans

Our Strategy Three-Phased Strategy For Transforming Our Company Phase I: Maximizing Operational Efficiencies (FY 2002/FY 2003) Phase II: Rationalizing Business Performance (FY 2003/FY 2004) Phase III: Initiatives for Enhancing Shareholder Value (FY 2004/ FY 2005) Growth Brand expansion Acquisition Other alternatives The cornerstone of our strategy is flexibility: Continuing analysis of performance Specific targets and timetables set for each operating business Elimination of underperforming contributors

Phase I Maximizing Operational Efficiencies Streamlined distribution Several distribution centers consolidated into one state-of-the-art facility in Martinsville, VA Relocated customer service to Martinsville, VA 15% decrease in costs to store, process and ship a unit compared to FY 2000 resulting in a savings of $0.07-$0.08 per share generated annually Improved transit time and lowered freight expenses

Phase I Maximizing Operational Efficiencies (continued) Since FY 2001, the Company has generated $83.0 million in free cash flow through: Improved working capital management Efficiency of new distribution center Increased profits as a result of Gross Margin improvements and overhead reductions Gross Margin improvement FY 2002: 41.0% FY 2003: 42.7% FY 2004: projected 43.2% Inventory productivity For FY 2003 inventory turn increased 18% on year-over-year basis

Complete Earl Jean - transitioned operations to New York Beginning in Fiscal 2005, the Company will save $1.0 million in SG&A as a result of greater control from this move Named a new President in October 2002 Opened retail stores in New York, Miami and London Nautica Europe - investment eliminated Improvement underway Rockefeller Plaza Store- pursuing opportunities to reduce costs John Varvatos - exploring licensing and other growth opportunities Nautica Women's Jeans Phase II Rationalizing Business Performance

Phase II Rationalizing Business Performance (continued) Nautica Men's Sportswear Challenges: Difficult retail environment for traditional men's collection Reliance on department store distribution channel Focus on performance improvement: New leadership installed May 2003 Changing product by going "Back to our Roots" Focus on core outerwear, swimwear, activewear categories Enhanced marketing and advertising plans Changes in the product will reach the retail selling floor for Spring 2004

Phases I and II Impact on Selling, General & Administrative Expenses (S,G&A) Phases I and II of strategy drive reductions in S,G&A Distribution consolidation Nautica Europe Earl Jean transition from Los Angeles to New York Headcount reduction 121 employees since March 2003 totaling approximately $8.0 million

Operating Profit Industry Trends Review of industry peer group trends Note: Nautica brand does not include Nautica Europe and the Nautica Rockefeller Plaza store

Phase III Initiatives for Enhancing Shareholder Value Diversification and brand expansion: Nautica Men's Jeans One of the best trending businesses in young men's department stores Nautica Sleepwear/Underwear 48% increase in women's sleepwear net sales to $20.4 million FY 2003 250% increase in men's underwear net sales to $9.9 million FY 2003 Nautica Children's Line Growth vehicle in outlet distribution channel Nautica Necessities - Fall 2003 rollout

Phase III Initiatives for Enhancing Shareholder Value (continued) Nautica Licensing expansion Home collection - Women's swimwear - Fragrance Other global licensing opportunities Nautica Women's Jeans Repositioned product for Fall/Holiday 2003 Early indications are positive Earl Jean Brand Expansion into new categories Repositioning of product New marketing and advertising for Fall 2003

Going Forward Strong Balance Sheet Strong Balance Sheet provides ample resources to fund new initiatives: Strongest Balance Sheet among industry peers Superior debt to equity, debt to cap ratios Virtually no bank debt Strong free cash flow generation FY 2001: $36.3 million FY 2002: $46.9 million FY 2003: $36.4 million Estimated for FY 2004: $40+ million Strong cash position $83.0 million in cash & cash equivalents on balance sheet at FYE 2003

Going Forward Opportunities To Enhance Shareholder Value Future Acquisitions Stock Buybacks To date repurchased 9.9 million shares with 1.5 million shares available to repurchase from the May 2000 authorization Dividend Board regularly reviews dividend policy; will do so shortly

The Right Team on the Right Track Disciplined senior management team pursuing controlled growth Executive compensation in line with peer group Commitment to strong governance practices The Board endorses and is committed to full compliance with all governance requirements under the new Sarbanes-Oxley guidelines and the proposed NASDAQ National Market rules Accordingly, the Company plans to name two new independent directors by 2004 Annual Meeting Considering modifications to shareholder rights plan

Barington's Proposed Slate No track record of sustained value creation History of quick movements in-and-out of companies' stock for fast financial gain Questionable qualifications No experience in apparel manufacturing industry Overextended board commitments ~The addition of dissident directors would be disruptive to the Company's continuation of its strategic plan~

The Right Team on the Right Track (continued) Strategy for transformation yielding results Funding, infrastructure, skills/expertise in place for further progress Management proceeding with clear focus and sense of urgency to achieve significant results ~Electing the full board will allow management to continue implementing the strategy without disruption, resulting in increased shareholder value~

FORWARD-LOOKING STATEMENTS

      Certain statements made in this presentation and other written or oral statements made by or on behalf of the Company may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on the Company’s current expectations of future events and are subject to a number of risks and uncertainties that may cause the Company’s actual results to differ materially from those described in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. These factors and uncertainties include, among others: the risk that new businesses of the Company will not be integrated successfully; the risk that the Company will experience operational difficulties with its distribution facility; the overall level of consumer spending on apparel; dependence on sales to a limited number of large department store customers; risks related to extending credit to customers; actions of existing or new competitors and changes in economic, political or health conditions in the markets where the Company sells or sources its products, including with respect to SARS; downturn or generally reduced shopping activity caused by public safety concerns; risks associated with consolidations, restructurings and other ownership changes in the retail industry; changes in trends in the market segments in which the Company competes; risks associated with uncertainty relating to the Company’s ability to launch, support and implement new product lines; effects of competition; changes in the costs of raw materials, labor and advertising; the ability to secure and protect trademarks and other intellectual property rights; risks associated with the relocation of Earl Jean, Inc.; the risk that the cost of transitioning the Nautica Europe business to licensing or other key arrangements will be more than anticipated or that the Company will not be able to negotiate acceptable terms; and, the impact that any labor disruption at the Company’s ports of entry could have on timely product deliveries. These and other risks and uncertainties are disclosed from time to time in the Company’s filings with the Securities and Exchange Commission, including the “Forward-Looking and Cautionary Statements” section of the Company’s Annual Report on Form 10-K for the fiscal year ended March 1, 2003, in the Company’s press releases and in oral statements made by or with the approval of authorized personnel. The Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments.

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